EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended November 30, 2017, the PIA Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                           Undistributed Net     Accumulated Net
                                                               Investment                   Realized             Paid-in
                                       Income/(Loss)             Gain/(Loss)           Capital
BBB Bond Fund                                      $       -                $          -            $        -
MBS Bond Fund                                        147,303                    (147,303)                  -
Short-Term Securities Fund                        7,530                    37,783             (45,313)
High Yield Fund                                               -                                   -                      -

For the year ended November 30, 2017, the Semper Funds made the following permanent tax adjustments on the statement of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                  Investment                  Realized     Paid-in
                                          Income/(Loss)                  Loss  Capital
Semper MBS Total Return Fund                $7,076,875              $(7,076,875) $   -
Semper Short Duration Fund                75,093         (75,093)       -

For the year ended November 30, 2017, the WBI Tactical Funds made the following permanent tax adjustments on the statements of assets and liabilities:

                                                             Undistributed Net     Accumulated Net
                                                                   Investment                  Realized             Paid-in
                                          Income/(Loss)             Gain/(Loss)           Capital
WBI Tactical BA Fund            $  215                      $(200)                 $ (15)
WBI Tactical BP Fund                           676                        (147)                   (529)
WBI Tactical DG Fund                          46                           (46)                        -

The reclassifications have no effect on net assets or net asset value per share.